Exhibit 7.8

Joint Filing Agreement

Pursuant to Rule 13d-l(k)(l) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D/A to which this exhibit is attached is filed on behalf of each of them.

Date: November 19, 2014

DIAMOND CASTLE PARTNERS 2014, L.P.

By: DCP 2014 GP, L.P., its general partner

By: DCP 2014 GP-GP, LLC, its general partner

	By:	/s/ Andrew H. Rush
		Name:	Andrew H. Rush

		Title:	Managing Member

DCP 2014 DEAL LEADERS FUND, L.P.

By: DCP 2014 GP, L.P., its general partner

By: DCP 2014 GP-GP, LLC, its general partner

	By:	/s/ Andrew H. Rush
		Name:	Andrew H. Rush

		Title:	Managing Member

DCP 2014 GP, L.P.

By: DCP 2014 GP-GP, LLC, its general partner

	By:	/s/ Andrew H. Rush
		Name:	Andrew H. Rush

		Title:	Managing Member

DCP 2014 GP-GP, LLC

	By:	/s/ Andrew H. Rush
		Name:	Andrew H. Rush

		Title:	Managing Member

DIAMOND CASTLE PARTNERS IV, L. P.

By: DCP IV GP, L.P., its General Partner

By: DCP IV GP-GP, LLC, its General Partner

*

DIAMOND CASTLE PARTNERS IV-A, L.P.

By: DCP IV GP, L.P., its General Partner

By: DCP IV GP-GP, LLC, its General Partner

*

DEAL LEADERS FUND, L.P.

By: DCP IV GP, L.P., its General Partner

By: DCP IV GP-GP, LLC, its General Partner

*

DCP IV GP, L.P.

By: DCP IV GP-GP, LLC, its General Partner

*

DCP IV GP-GP, LLC

*

*
Ari J. Benacerraf

*
Michael W. Ranger

*
Andrew H. Rush

*By:	/s/ William J. Denehy
William J. Denehy

As Attorney-in-Fact